Monaker Group, Inc. 8-K

Exhibit 10.3

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) dated April 8, 2021 (the “Effective Date”), is by and between, Monaker Group, Inc., a Nevada corporation (the “Company”), and Mr. William Kerby (“Kerby”) and Monaco Investment Partners II, LP (“Monaco”) (Kerby and Monaco are collectively referred to herein as the “Accrued Dividend Holders”), each a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, dividends in arrears on the previously outstanding shares of Series A Preferred Stock shares of the Company total $1,016,314 as of the Effective Date (the “Accrued Dividends”);

WHEREAS, notwithstanding the prior conversion of all shares of Series A Preferred Stock into common stock of the Company, such Accrued Dividends remained outstanding and are only payable when and if declared by the Board of Directors;

WHEREAS, the Accrued Dividends are owed to Accrued Dividend Holders, each former holders of the Company’s Series A Preferred Stock; and

WHEREAS, the Company desires to exchange, and the Board of Directors of the Company have approved the exchange of, the Accrued Dividends for Convertible Promissory Notes (the “Exchange”); and

WHREAS, the Company and the Accrued Dividend Holders desire to set forth in writing herein the terms and conditions of their agreement and understanding concerning the Exchange.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties hereto agree as follows:

1.            Exchange.

(a)           The Accrued Dividend Holders and the Company, pursuant their entry into this Agreement, hereby exchange the full amount of the Accrued Dividends (held 57.6/42.4 by Monaco and Kerby, respectively) for Convertible Promissory Notes in the form of Exhibit A hereto, in the aggregate principal amount of $1,016,314 ($585,425 for Monaco and $430,889 for Kerby)(the “Convertible Notes”).

(b)           Accrued Dividend Holders represent that they are the sole owners of the Accrued Dividends (held 57.6/42.4) and have good and marketable title to the Accrued Dividends, free and clear of any liens, claims, charges, options, rights of tenants or other encumbrances. The Accrued Dividend Holders have sole managerial and dispositive authority with respect to the Accrued Dividends.

Exchange Agreement

Monaker Group, Inc. and Accured Dividend Holders

2.            Full Satisfaction.

(a)           Accrued Dividend Holders agree that they are accepting the Convertible Notes in full satisfaction of the Accrued Dividends.

3.            Representations of Accrued Dividend Holders.

(a)           Each of the Accrued Dividend Holders represent and warrant to the Company that each is acquiring its Convertible Note, for his/its own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act,” or the “Act”) in a manner which would require registration under the Securities Act or any state securities laws. Such Party can bear the economic risk of investment in the applicable Convertible Note, has knowledge and experience in financial business matters, is capable of bearing and managing the risk of investment in the applicable Convertible Note and is an “accredited investor” as defined in Regulation D under the Securities Act.

4.            Miscellaneous.

(a)           Applicable Law. This Agreement shall be construed under and governed by the laws of the State of Florida, excluding any provision which would require the use of the laws of any other jurisdiction.

(b)           Entire Agreement, Amendments, and Waivers. This Agreement constitutes the entire agreement of the Parties regarding the subject matter of the Agreement and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof. No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any Party hereto unless set forth in a document duly executed by such Party or an authorized agent of such Party.

(c)           Headings; Gender. The paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement. All references in this Agreement as to gender shall be interpreted in the applicable gender of the Parties.

(d)           Binding Effect. This Agreement shall be binding on the Company and Accrued Dividend Holders. Upon such execution, this Agreement shall be binding on and inure to the benefit of each of the Parties and their respective heirs, successors, assigns, directors, officers, agents, employees, and personal representatives.

Exchange Agreement

Monaker Group, Inc. and Accured Dividend Holders

(e)           Severability. Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the Parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the Parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

(f)            Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re-execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature page follows.]

Exchange Agreement

Monaker Group, Inc. and Accured Dividend Holders

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above.

“Company”

Monaker Group, Inc.

By	/s/ Sirapop Taepakdee

Its:	Chief Financial Officer

Printed Name:	Sirapop Taepakdee

“Accrued Dividend Holders”

/s/ William Kerby

William Kerby

Monaco Investment Partners II, LP

/s/ Donald P. Monaco

Donald P. Monaco

General Partner

Exchange Agreement

Monaker Group, Inc. and Accured Dividend Holders